UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 6, 2010

HAWAIIAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350

Honolulu, HI  96819

 (Address of principal executive offices, including zip code)

(808) 835-3700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2010, Hawaiian Airlines, Inc. (the “Company”), a wholly-owned subsidiary of Hawaiian Holdings, Inc. (the “Registrant”), and the Registrant entered into an amendment (the “Amendment”) of the employment agreement with the Registrant’s and the Company’s chief executive officer, Mark Dunkerley (the “Employment Agreement”).  The Employment Agreement provides that if the Registrant and the Company do not offer Mr. Dunkerley a new employment agreement with materially comparable terms to the Employment Agreement by May 8, 2010, then Mr. Dunkerley would be entitled to receive certain severance benefits upon any termination of Mr. Dunkerley’s employment on or after November 8, 2010.  The Amendment extends the time in which the Registrant and the Company have to offer Mr. Dunkerley a new employment agreement with materially comparable terms from May 8, 2010 to May 30, 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1

Amendment No. 2 to Amended and Restated Employment Agreement, dated as of May 6, 2010, by and between Mark B. Dunkerley and each of Hawaiian Holdings, Inc. and its wholly-owned subsidiary Hawaiian Airlines, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: May 7, 2010	By:	/s/ Hoyt H. Zia
Hoyt H. Zia
Secretary

EXHIBIT INDEX

10.1

Amendment No. 2 to Amended and Restated Employment Agreement, dated as of May 6, 2010, by and between Mark B. Dunkerley and each of Hawaiian Holdings, Inc. and its wholly-owned subsidiary Hawaiian Airlines, Inc.